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                                                             Exhibit - 10.1(f)

            AMENDMENT NO. 6 TO MOTOR VEHICLE INSTALLMENT CONTRACT
                        LOAN AND SECURITY AGREEMENT

This Amendment (the "Amendment") is entered into by and between General Electric Capital Corporation, a New York corporation ("Lender") and Ugly Duckling Corporation successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling") a Delaware corporation, Duck Ventures, Inc. ("Ventures"), Champion Acceptance Corporation formerly known as Ugly Duckling Credit Corporation ("Credit"), Ugly Duckling Car Sales, Inc. ("Sales"), UDRAC, Inc. ("UDRAC"), and Champion Financial Services, Inc. ("Champion") all Arizona corporations (Ugly Duckling, Ventures, Credit, Sales, Champion and UDRAC hereinafter collectively and individually referred to as "Borrower").

                                  RECITALS

        A. Borrower and Lender entered into a Motor Vehicle Installment Contract Loan and Security Agreement dated as of June 1, 1994, as amended (the "Agreement") pursuant to which Lender agreed to make Advances to Borrower on the terms and conditions set forth in the Agreement.

        B. Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

        In consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

        1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

        2. Amendments to Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows:

        (a) General Interest Rate, Fees. Subsections 2.3(A) of the Agreement are hereby amended in their entirety to read as follows:

        "Section 2.3 General Interest Rate, Fees. (A) Except as modified by Sections 2.5 and 15.1, the Loan shall bear interest, calculated daily on the basis of a 365-day year, at a per annum rate equal to Three Hundred Sixty basis points (3.60%) plus the LIBOR Rate."

        (b) Capital Structure. Section 14.4 of the Agreement is hereby amended in its entirety to read as follows:

        "Capital Structure. Borrower shall not (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, or (ii) make any change in Borrower's capital structure, or (iii) make any change in any of its business objectives, purposes and operations which might in any way adversely affect the payment or performance of, or Borrower's ability to pay and perform, its obligations to Lender with respect to this Agreement. However, Borrower may complete a second public offering of its common stock and, in connection therewith, authorize and retire a class of preferred stock in the amount of Ten Million Dollars ($10,000,000.00) held by

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Verde Investments, Inc. from the proceeds of a second public offering and redeem not more than One Hundred Thousand Dollars ($100,000.00) worth of the common stock of Borrower held by Ernest C. Garcia II from the proceeds of a second public offering on or about November 15, 1996 provided that the Borrower's Net Worth does not fall below Twenty-Five Million Dollars ($25,000,000.00). This transaction will conform to such terms and conditions as have been disclosed to Lender prior to the date of this Amendment. Upon completion of the second public offering Borrower shall not allow a transfer of ownership of Borrower which results in less than 25% of the voting stock of Borrower being owned by Ernest C. Garcia, II."

        (c) Underutilization Fee: The definition of "Underutilization Fee" in Section 1.0 of the Agreement is hereby amended in its entirety to read as follows:

        "Underutilization Fee: the fee payable by Borrower to Lender equal to one half of one percent (0.50%) on an annualized basis or 0.0013699% times the unused portion of the Credit Line below Thirty Million Dollars ($30,000,000.00), with the unused portion being equal to the difference between Thirty Million Dollars ($30,000,000.00) and the actual daily balance of the outstanding Advance. This fee will be due monthly for the previous month and will be billed immediately following the month end."

        (d) Rolling Average Delinquency. Paragraph (L) of Section 15.0 of the Agreement, Events of Default, is hereby amended in its entirety to read as follows:

        "(L) The Rolling Average Delinquency exceeds eight and one half percent (8.5%)."

        (e) Financial Condition. Section 13.6 of the Agreement is hereby amended in its entirety to read as follows:

        "Financial Condition. Borrower shall not allow its Debt Ratio to exceed 2.0 to 1. Borrower shall maintain a Net Worth of at least Twenty-five Million Dollars ($25,000,000.00). Borrower shall notify Lender in writing, promptly upon its learning thereof of any material adverse change in the financial condition of Borrower or a Guarantor."

        3. Incorporation of Amendment: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the unamended provisions of the Agreement which are affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

        4. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender.


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        5. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

        6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

        7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of October 11, 1996.

GENERAL ELECTRIC CAPITAL CORPORATION    UGLY DUCKING CAR SALES, INC.

By: /s/                                 By: /s/ Steven P. Johnson

Title:                                  Title: Secretary
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UGLY DUCKLING CORPORATION               UDRAC, INC.

By: /s/ Steven P. Johnson               By: /s/ Steven P. Johnson

Title: Sr. Vice President               Title: Secretary


DUCK VENTURES, INC.                     CHAMPION FINANCIAL SERVICES, INC.

By: /s/ Steven P. Johnson               By: /s/ Steven P. Johnson

Title: Sr. Vice President               Title: Secretary



CHAMPION ACCEPTANCE CORPORATION
formerly known as UGLY DUCKLING
CREDIT CORPORATION

By: /s/ Steven P. Johnson

Title: Secretary

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